Exhibit 99

Marine Products Corporation Announces Date

for Release of Fourth Quarter and Year-End 2014

Financial Results and Conference Call

ATLANTA, January 7, 2015 - Marine Products Corporation (NYSE: MPX) announced today that it will release its financial results for the fourth quarter and year-ended December 31, 2014 on Wednesday, January 28, 2015 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, January 28, 2015 at 8:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (877) 280-1254 or (212) 444-0896 for international callers, and use conference ID number 1011959. For interested individuals unable to join via telephone, the call also will be broadcast and archived for 90 days on the Company's investor website at www.marineproductscorp.com. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive pleasure boats and jet boats, and Robalo sport fishing boats and continues to diversify its product line through product innovation and is prepared to consider strategic acquisition targets. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information about Marine Products Corporation or this event, please contact:

BEN M. PALMER

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

JIM LANDERS

Vice President, Corporate Finance

(404) 321-2162

jlanders@marineproductscorp.com